Exhibit 99.1

INSPIRED REPORTS FOURTH QUARTER AND YEAR END 2024 RESULTS

●	Fourth Quarter Revenue of $83.0 million, driven primarily by record Interactive revenue, up 45% year-over-year
●	Fourth Quarter Net Income of $68.0 million and Adjusted Net Income of $4.7 million
●	Fourth Quarter Adjusted EBITDA of $30.9 million, up 22% from last year and driven by record Interactive Adjusted EBITDA, up 105% year-over-year

New York, New York, March 17, 2025 - Inspired Entertainment, Inc. (“Inspired” or the “Company”) (NASDAQ: INSE), a leading B2B provider of gaming content, technology, hardware and services, today reported financial results for the three-month period and fiscal year ended December 31, 2024.

“We ended the year with a fourth quarter that reflects the strength and resilience of our diversified business model,” said Lorne Weil, Executive Chairman of Inspired. “We are pleased to report another quarter of robust performance in our Interactive segment, with revenue growing 45% year-over-year and Adjusted EBITDA more than doubling. This growth continues to be driven by strength in the UK, North America, and continental Europe. Our fourth quarter Adjusted EBITDA margin in interactive expanded from 50% to 71% year over year, showcasing the scalability of our digital operations. We’re particularly encouraged by the substantial progress we’ve made in our Hybrid Dealer rollout strategy, including the successful launch of our MGM Bonus City game with BetMGM in Michigan and achievement of a significant milestone with the commitment to our revolutionary Hybrid Dealer Roulette game in Canada by Loto-Québec. Additionally, we announced bet365 as the first customer to offer the Hybrid Dealer product in the UK. We expect to add our Roulette 4 Ball Extra Bet game to the portfolio early in the second half of 2025 and the pipeline for our Hybrid Dealer product continues to be robust.

“In our Gaming segment, we concluded 2024 with a strong fourth quarter, achieving 42% growth in segment Adjusted EBITDA. For the full year, segment Adjusted EBITDA margin improved 260 basis points compared to the prior year, driven by enhanced efficiency and profitability through our operational initiatives and a favorable revenue mix. Additionally, our partnership with William Hill is progressing well with the installation of 5,000 new Vantage cabinets, on track to be completed by the end of the first quarter. These next-gen terminals have consistently driven double-digit growth, and when combined with the results we are seeing from our operational initiatives, we have a solid foundation for further growth in 2025.

“While our Virtual Sports segment faced challenges over the past year, particularly with a key customer, we have initiated strategic measures to streamline business and product development. This includes unifying all of our product and platform teams across segments, including Virtual Sports, under one cohesive leadership group. We believe an integrated approach, combined with some innovative new products, will drive future growth. Despite the recent headwinds, we are encouraged by the high single-digit revenue growth from our broader customer base, driven by strong online performance. We remain confident in the long-term potential of this high-margin business, which continues to generate margins of over 70%. Our strategic focus on growth initiatives in Brazil, our new licensing agreement with the National Hockey League, and the extension of our partnership with Aristocrat Interactive to provide V-Lottery Virtual Sports games to the Virginia Lottery position us well for future success.

“Our Leisure segment once again delivered steady growth with a 7% increase in revenue driven by continued Vantage deployments in our pubs business as well as growth in our bingo, MSA and holiday park businesses. EBITDA margin improved due to cost improvements across the segment.

“As we look ahead, we are committed to executing our strategic priorities: expanding our digital businesses, optimizing our land-based operations, and investing in new market opportunities. The strong performance of our Interactive segment, improving profitability in Gaming, and our ongoing initiatives in Virtual Sports content and new markets give us confidence in our ability to drive sustainable growth and create value for our shareholders.”

Recent Business Highlights

●	Subsequent to quarter-end, began the strategic rollout of mobile and slot games catalogue in Brazil.
●	Launched the Hybrid Dealer Roulette game in the U.K. with bet365 as the first UK customer for the innovative Hybrid Dealer product line.
●	Extended partnership with Aristocrat Interactive to provide the Virginia Lottery with V-Lottery Virtual Sports games, making it the first U.S. lottery to offer this innovative online content.
●	Subsequent to quarter-end, announced a long-term extension of its partnership with Moto Hospitality and Welcome Break, two of the UK’s largest motorway service operators.

Summary of Fourth Quarter 2024 Segment Financial Results

(unaudited)

	Three Months Ended December 31,		Reported Variance	Currency Movement 2024[2]	Functional Currency Variance
(In $ millions)	2024	2023	%	$	%
Total Revenue
Gaming (excl. Low Margin Hardware Sales)	$38.8	$39.3	(1)%	$0.7	(3)%
Virtual Sports	10.1	12.9	(22)%	0.3	(24)%
Interactive	11.6	8.0	45%	0.3	41%
Leisure	22.5	21.0	7%	0.7	4%

Total Company Revenue (excl. Low Margin Gaming Hardware Sales)	$83.0	$81.2	2%	$2.0	5%
Low Margin Gaming Hardware Sales	-	3.5	(100)%	-	(100)%
Total Company Revenue (incl. Low Margin Gaming Hardware Sales)	$83.0	$84.7	(2)%	$2.0	0%
Net operating income	14.0	7.3	90%	0.4	85%
Net income	67.8	(1.7)	NM3	1.8	NM3
Net income (loss) per basic share	$2.39	$(0.06)	NM3	NM3	NM3
Net income (loss) per diluted share	$2.33	$(0.06)	NM3	NM3	NM3

Non-GAAP Financial Measures
Adjusted EBITDA[1]
Gaming	$19.5	$13.7	42%	0.0	33%
Virtual Sports	7.2	10.1	(29)%	0.4	(32)%
Interactive	8.2	4.0	105%	0.3	96%
Leisure	5.2	3.3	58%	0.4	41%
Corporate	(9.2)	(5.8)	(59)%	(0.7)	(44)%

Total Company Adjusted EBITDA[1]	$30.9	$25.3	22%	$0.4	16%
Adjusted EBITDA Margin[1]	37%	30%
Adjusted EBITDA Margin (Excl. Low Margin Gaming Hardware Sales	37%	31%

Adjusted net income (loss)[1]	$4.7	$3.3	(57)%	$0.1	(58)%
Adjusted net income (loss) per diluted share	$0.16	$0.11	(57)%	NM3	(57)%

1 Reconciliation to US GAAP shown below.

2 Currency movement calculated by translating 2024 and 2023 performances at 2023 exchange rates.

3 Percentage/dollar change is not meaningful.

Summary of Full Year 2024 Segment Financial Results

(unaudited)

	Twelve Months Ended December 31,		Reported Variance	Currency Movement 2024[2]	Functional Currency Variance
(In $ millions)	2024	2023	%	$	%
Total Revenue
Gaming (excl. Low Margin Hardware Sales)	$110.6	$111.9	(1)%	$2.5	(3)%
Virtual Sports	45.4	56.2	(19)%	1.2	(21)%
Interactive	39.3	27.9	41%	0.8	38%
Leisure	101.8	96.3	6%	3.0	3%

Total Company Revenue (excl. Low Margin Gaming Hardware Sales)	$297.1	$292.3	2%	$7.3	0%
Low Margin Gaming Hardware Sales	-	30.6	(100)%	-	(100)%
Total Company Revenue (incl. Low Margin Gaming Hardware Sales)	$297.1	$322.9	(8)%	$7.3	(10)%
Net operating income	31.7	37.8	(17)%	(0.5)	(17)%
Net income	65.8	5.8	NM3	1.6	NM3
Net income (loss) per basic share	$2.30	$0.21	NM3	NM3	NM3
Net income (loss) per diluted share	$2.25	$0.20	NM3	NM3	NM3

Non-GAAP Financial Measures
Adjusted EBITDA[1]
Gaming	$45.3	$42.8	6%	1.2	3%
Virtual Sports	36.1	47.6	(24)%	1.3	(27)%
Interactive	25.6	15.4	66%	0.4	62%
Leisure	23.3	19.4	20%	0.6	17%
Corporate	(30.2)	(26.0)	(16)%	(1.2)	(11)%

Total Company Adjusted EBITDA[1]	$100.1	$99.2	1%	$2.3	(2)%
Adjusted EBITDA Margin[1]	34%	31%
Adjusted EBITDA Margin (Excl. Low Margin Gaming Hardware Sales	34%	34%

Adjusted net income[1]	$14.2	$14.8	(15%)	$0.3	(17%)
Adjusted net income per diluted share	$0.49	$0.51	(15%)	NM3	(17%)

1 Reconciliation to US GAAP shown below.

2 Currency movement calculated by translating 2024 and 2023 performances at 2023 exchange rates.

3 Percentage/dollar change is not meaningful.

Non-GAAP Financial Measures

We use non-GAAP financial measures, including Adjusted EBITDA, to analyze our operating performance. We use these financial measures to manage our business on a day-to-day basis. We believe that these measures are also commonly used in our industry to measure performance. For these reasons, we believe that these non-GAAP financial measures provide expanded insight into our business, in addition to standard U.S. GAAP financial measures. There are no uniform rules for defining and using non-GAAP financial measures, and as a result the measures we use may not be comparable to measures used by other companies, even if they have similar labels. The presentation of non-GAAP financial information should not be considered in isolation from, as a substitute for, or superior to, financial information prepared and presented in accordance with U.S. GAAP. You should consider our non-GAAP financial measures in conjunction with our U.S. GAAP financial statements.

We define our non-GAAP financial measures as follows:

EBITDA is defined as net income (loss) excluding depreciation and amortization, interest expense, interest income and income tax expense.

Adjusted EBITDA is defined as net income (loss) excluding depreciation and amortization, interest expense, interest income and income tax expense, and other additional exclusions and adjustments (see Adjusted EBITDA reconciliation table). Such additional excluded amounts include stock-based compensation U.S. GAAP charges where the associated liability is expected to be settled in stock, and changes in the value of earnout liabilities and income and expenditure in relation to legacy portions of the business (being those portions where trading no longer occurs) including closed defined benefit pension schemes. Additional adjustments are made for items considered outside the normal course of business, including (1) restructuring costs, which include charges attributable to employee severance, management changes, restructuring, dual running costs, costs related to facility closures and integration costs, (2) merger and acquisition costs, (3) gains or losses not in the ordinary course of business and (4) the costs of the restatement of previously issued financial statements.

We believe Adjusted EBITDA, when considered along with other performance measures, is a particularly useful performance measure, because it focuses on certain operating drivers of the business, including sales growth, operating costs, selling and administrative expense and other operating income and expense. We believe Adjusted EBITDA can provide a more complete understanding of our operating results and the trends to which we are subject, and an enhanced overall understanding of our financial performance and prospects for the future. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income or loss, because it does not take into account certain aspects of our operating performance (for example, it excludes non-recurring gains and losses which are not deemed to be a normal part of underlying business activities). Our use of Adjusted EBITDA may not be comparable to the use by other companies of similarly termed measures. Management compensates for these limitations by using Adjusted EBITDA as only one of several measures for evaluating our operating performance. In addition, capital expenditures, which affect depreciation and amortization, interest expense, and income tax benefit (expense), are evaluated separately by management.

Adjusted Net Income is defined as net income (loss) excluding the effects of certain exclusions and adjustments. Such excluded amounts include income and expenditure in relation to legacy portions of the business (being those portions where trading no longer occurs) including closed defined benefit pension schemes. Additional adjustments are made for items considered outside the normal course of business, including (1) restructuring costs, which include charges attributable to employee severance, management changes, restructuring, dual running costs, costs related to facility closures and integration costs, (2) merger and acquisition costs and (3) gains or losses not in the ordinary course of business. These items have been adjusted to reflect the tax impact from excluding them from net income (loss).

Adjusted Net Income per diluted share is computed by dividing the Adjusted Net Income by the weighted-average number of common shares outstanding during the period, including the effects of any potentially dilutive securities, including RSUs, using the treasury stock method, and convertible debt or convertible preferred stock, using the if-converted method, unless the inclusion would be anti-dilutive.

Functional Currency at Constant rate. Currency impacts shown have been calculated as the current-period average GBP:USD rate less the equivalent average rate in the prior year quarter, multiplied by the current period amount in our functional currency (GBP). The remaining difference, referred to as functional currency at constant rate, is calculated as the difference in our functional currency, multiplied by the prior year quarter average GBP: USD rate, as a proxy for functional currency at constant rate movement.

Currency Movement represents the difference between the results in our reporting currency (USD) and the results on a functional currency at constant rate basis.

Reconciliations from net income (loss), as shown in our Consolidated Statements of Operations and Comprehensive Loss, to Adjusted EBITDA are shown below.

Conference Call and Webcast

Inspired management will host a conference call and simultaneous webcast at 8:30 a.m. ET / 12:30 p.m. GMT on Monday, March 17, 2025 to discuss the financial results and general business trends.

Telephone: The dial-in number to access the call live is 1-800-715-9871 (US) or 1-646-307-1963 (International). Participants should ask to be joined into the Inspired Entertainment call.

Webcast: A live audio-only webcast of the call can be accessed through the “Events and Presentations” page of the Company’s website at www.inseinc.com under the Investors link. Please follow the registration prompts.

Replay: A replay of the webcast will be available on the Company’s website at www.inseinc.com.

About Inspired Entertainment, Inc.

Inspired offers an expanding portfolio of content, technology, hardware and services for regulated gaming, betting, lottery, social and leisure operators across retail and mobile channels around the world. The Company’s gaming, virtual sports, interactive and leisure products appeal to a wide variety of players, creating new opportunities for operators to grow their revenue. The Company operates in approximately 35 jurisdictions worldwide, supplying gaming systems with associated terminals and content for approximately 50,000 gaming machines located in betting shops, pubs, gaming halls and other route operations; virtual sports products through more than 32,000 retail venues and various online websites; interactive games for 170+ websites; and a variety of amusement entertainment solutions with a total installed base of more than 16,000 terminals. Additional information can be found at www.inseinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our ability to bring certain of our products to customers in the various markets in which we operate and execute on our strategic plan, statements regarding expectations with respect to potential new customers and statements regarding our anticipated financial performance. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “expect,” “estimate,” “plan,” “will,” “would” and “project” and other similar expressions that indicate future events or trends or are not statements of historical matters. These statements are based on Inspired management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of Inspired’s control and all of which could cause actual results to differ materially from the results discussed in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing Inspired’s views as of any subsequent date. You are advised to review carefully the “Risk Factors” section of Inspired’s annual report on Form 10-K for the fiscal year ended December 31, 2023, and subsequent quarterly reports on Form 10-Q, which are available, free of charge, on the U.S. Securities and Exchange Commission’s website at www.sec.gov. Inspired does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

For Investors

IR@inseinc.com

+1 (646) 277-1285

For Press and Sales

inspiredsales@inseinc.com

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(in millions, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue:
Service	$64.7	$65.5	$258.6	$257.8
Product sales	18.3	15.7	38.5	65.1
Total revenue	83.0	81.2	297.1	322.9

Cost of sales:
Cost of service (1)	(14.7)	(18.2)	(70.3)	(75.1)
Cost of product sales (1)	(9.0)	(11.7)	(22.0)	(53.5)
Selling, general and administrative expenses	(34.4)	(33.2)	(130.8)	(115.8)
Depreciation and amortization	(10.9)	(10.8)	(42.3)	(40.7)
Net operating income	14.0	7.3	31.7	37.8

Other expense
Interest expense, net	(8.8)	(6.9)	(29.4)	(27.4)
Other finance income	0.2	0.1	0.5	0.4
Total other expense, net	(8.6)	(6.8)	(28.9)	(27.0)

Net income before income taxes	5.4	0.5	2.7	10.8
Income tax (expense) benefit	62.6	(2.2)	63.0	(5.0)
Net (loss) income	68.0	(1.7)	65.8	5.8

Other comprehensive (loss)/income:
Foreign currency translation (loss) gain	6.5	(3.9)	1.3	(5.9)
Deferred tax on foreign currency translation gain (loss)	(1.0)	—	(1.0)	—
Reclassification of loss on hedging instrument to comprehensive income	—	—	—	0.3
Actuarial gains on pension plan	3.8	(1.4)	4.7	(0.7)
Deferred tax on actuarial gains (losses) on pension plan	(1.1)	—	(1.1)	—
Other comprehensive (loss) income	8.2	(5.3)	3.9	(6.3)

Comprehensive (loss) income	$76.2	$(7.0)	$69.7	$(0.5)

Net income per common share – basic	$2.39	$(0.06)	$2.31	$0.21
Net income per common share – diluted	$2.33	$(0.06)	$2.25	$0.20

Weighted average number of shares outstanding during the period – basic	28,509,904	28,027,434	28,521,027	28,073,408
Weighted average number of shares outstanding during the period – diluted	29,197,235	28,027,434	29,199,375	29,214,583

Supplemental disclosure of stock-based compensation expense
Stock-based compensation included in:
Selling, general and administrative expenses	$(1.9)	$(1.9)	$(7.6)	$(11.2)

(1)	Excluding depreciation and amortization

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	December 31, 2024	December 31, 2023
Assets
Cash	$29.3	$40.0
Accounts receivable, net	65.4	43.8
Inventory	28.0	32.3
Prepaid expenses and other current assets	36.0	39.6
Corporate tax and other current taxes receivable	1.2	—
Total current assets	159.9	155.7

Property and equipment, net	56.4	60.7
Software development costs, net	22.0	19.0
Other acquired intangible assets subject to amortization, net	16.1	13.4
Goodwill	57.8	58.8
Finance lease right of use asset	18.7	—
Operating lease right of use asset	16.2	14.2
Costs of obtaining and fulfilling customer contracts, net	11.0	9.4
Deferred tax	67.4	—
Other assets	12.5	10.5
Total assets	$438.0	$341.7

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable and accrued expenses	$53.7	$60.8
Corporate tax and other current taxes payable	12.3	6.3
Deferred revenue, current	5.8	5.6
Operating lease liabilities	5.1	4.7
Current portion of long-term debt	18.8	19.1
Current portion of finance lease liabilities	4.4	0.7
Other current liabilities	3.9	3.5
Total current liabilities	104.0	100.7

Long-term debt	292.2	295.6
Finance lease liabilities, net of current portion	18.6	1.6
Deferred revenue, net of current portion	12.8	7.1
Operating lease liabilities	11.7	9.8
Other long-term liabilities	2.4	4.1
Total liabilities	441.7	418.9

Commitments and contingencies

Stockholders’ deficit
Preferred stock; $0.0001 par value; 1,000,000 shares authorized, no shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	—	—
Common stock; $0.0001 par value; 49,000,000 shares authorized; 26,581,972 shares and 26,219,021 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	—	—
Additional paid in capital	389.9	386.1
Accumulated other comprehensive income	48.4	44.5
Accumulated deficit	(442.0)	(507.8)
Total stockholders’ deficit	(3.7)	(77.2)
Total liabilities and stockholders’ deficit	$438.0	$341.7

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Year Ended December 31, 2024	Year Ended December 31, 2023
Cash flows from operating activities:
Net income	$65.8	$5.8
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	42.3	40.7
Amortization of right of use asset	4.4	3.8
Profit on disposal of trade and assets	—	—
Stock-based compensation expense	7.6	11.2
Reclassification of loss on hedging instrument to comprehensive income	—	0.3
Non-cash interest expense relating to senior debt	1.1	2.0
Changes in assets and liabilities:
Accounts receivable	(22.7)	1.1
Inventory	3.8	(0.3)
Prepaid expenses and other assets	5.9	(8.0)
Corporate tax and other current taxes payable	(67.8)	(6.4)
Accounts payable and accrued expenses	(10.5)	4.5
Deferred revenue and customer prepayment	7.2	4.7
Operating lease liabilities	(4.0)	(3.9)
Pension contributions	(1.5)	(1.4)
Other long-term liabilities	0.9	0.6
Net cash provided by operating activities	32.5	54.7

Cash flows from investing activities:
Purchases of property and equipment	(16.9)	(32.0)
Acquisition of subsidiary company assets	—	—
Acquisition of third-party company trade and assets	—	(0.6)
Disposal of trade and assets	—	—
Purchases of capital software and internally developed costs	(12.8)	(14.7)
Contract cost expense	(11.2)	(10.3)
Net cash used in investing activities	(40.9)	(57.6)

Cash flows from financing activities:
Proceeds from issuance of revolver	—	18.9
Repurchase of common stock	—	(1.6)
Repayments of finance leases	(1.6)	(1.1)
Net cash (used in) provided by financing activities	(1.6)	16.2

Effect of exchange rate changes on cash	(0.7)	1.7

Net (decrease) increase in cash	(10.7)	15.0
Cash, beginning of period	40.0	25.0
Cash, end of period	$29.3	$40.0

Supplemental cash flow disclosures
Cash paid during the period for interest	$26.6	$24.0
Cash paid during the period for income taxes	$2.5	$5.0
Cash paid during the period for operating leases	$9.2	$6.6

Supplemental disclosure of noncash investing and financing activities
Additional paid in capital from net settlement of RSUs	$(3.0)	$(2.9)
Lease liabilities arising from obtaining finance lease right of use assets	$(16.1)	$—
Lease liabilities arising from obtaining operating lease right of use assets	$(6.5)	$(0.9)
Adjustment to customer relationships intangible asset arising from adjustment to fair value of assets acquired	$—	$—
Property and equipment acquired through finance lease	$21.9	$1.2
Property and equipment transferred to inventory	$—	$—

INSPIRED ENTERTAINMENT, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA RECONCILIATION BY SEGMENT

(in millions)

(Unaudited)

Three Months Ended December 31, 2024

	Gaming	Virtual Sports	Interactive	Leisure	Corporate	Total

Net income (loss)	$12.9	$6.2	$6.7	$1.2	$41.0	$68.0
Items Relating to Legacy Activities:
Pension charges	—	—	—	—	0.3	0.3

Items outside the normal course of business:
Costs of group restructure	2.2	—	—	—	0.1	2.3
Costs of group restatement	—	—	—	—	1.5	1.5

Stock-based compensation expense	0.4	0.2	0.1	0.2	1.0	1.9
Depreciation and amortization	4.0	0.8	1.4	3.8	0.9	10.9
Interest expense, net	—	—	—	—	8.8	8.8
Other finance income	—	—	—	—	(0.2)	(0.2)
Income tax	—	—	—	—	(62.6)	(62.6)
Adjusted EBITDA	$19.5	$7.2	$8.2	$5.2	$(9.2)	$30.9

Adjusted EBITDA	£15.3	£5.7	£6.4	£4.1	£(7.3)	£24.2

Exchange rate - $ to £						1.27

Three Months Ended December 31, 2023

	Gaming	Virtual Sports	Interactive	Leisure	Corporate	Total
(In millions)
Net income (loss)	$8.3	$9.2	$2.2	$0.4	$(21.9)	$(1.7)
Items Relating to Discontinued Activities
Pension charges	—	—	—	—	0.2	0.2

Items Relating to Discontinued Activities
Costs of group restatement	—	—	—	—	5.0	5.0

Stock-based compensation expense	0.4	(0.2)	0.2	0.3	1.2	1.9
Depreciation and amortization	5.0	1.1	1.6	2.6	0.6	10.8
Interest expense, net	—	—	—	—	6.9	6.9
Other finance income	—	—	—	—	(0.1)	(0.1)
Income tax	—	—	—	—	2.2	2.2
Adjusted EBITDA	$13.7	$10.1	$4.0	$3.3	$(5.8)	$25.3

Adjusted EBITDA	£10.8	£8.1	£3.2	£3.0	£(5.0)	£20.2

Exchange rate - $ to £						1.25

Twelve Months Ended December 31, 2024

	Gaming	Virtual Sports	Interactive	Leisure	Corporate	Total

Net income	$24.4	$30.1	$20.1	$9.8	$(18.6)	$65.8
Items Relating to Legacy Activities:
Pension charges	—	—	—	—	1.1	1.1

Items outside the normal course of business:
Costs of group restructure	3.7	—	—	—	1.4	5.1
Costs of group restatement	—	—	—	—	12.3	12.3

Stock-based compensation expense	0.9	0.5	0.4	0.6	5.2	7.6
Depreciation and amortization	16.3	5.5	5.1	12.9	2.5	42.3
Interest expense, net	—	—	—	—	29.4	29.4
Other finance income	—	—	—	—	(0.5)	(0.5)
Income tax	—	—	—	—	(63.0)	(63.0)
Adjusted EBITDA	$45.3	$36.1	$25.6	$23.3	$(30.2)	$100.1

Adjusted EBITDA	£35.5	£28.0	£20.0	£18.2	£(23.3)	£78.4

Exchange rate - $ to £						1.28

Twelve Months Ended December 31, 2023

	Gaming	Virtual Sports	Interactive	Leisure	Corporate	Total
(In millions)
Net income (loss)	$22.1	$43.8	$10.7	$6.8	$(77.6)	$5.8
Items Relating to Discontinued Activities
Pension charges	—	—	—	—	0.9	0.9

Items outside the normal course of business:
Costs of group restructure	—	—	—	—	3.6	3.6
Costs of group restatement	—	—	—	—	5.0	5.0

Stock-based compensation expense	1.5	0.4	0.6	1.0	7.7	11.2
Depreciation and amortization	19.2	3.4	4.1	11.6	2.4	40.7
Interest expense, net	—	—	—	—	27.4	27.4
Other finance income	—	—	—	—	(0.4)	(0.4)
Income tax	—	—	—	—	5.0	5.0
Adjusted EBITDA	$42.8	$47.6	$15.4	$19.4	$(26.0)	$99.2

Adjusted EBITDA	£34.5	£38.2	£12.3	£15.6	£(21.1)	£79.6

Exchange rate - $ to £						1.25

ADJUSTED NET INCOME RECONCILIATION

(in millions, except share data)

(Unaudited)

	For the Three-Month Period ended		For the Twelve-Month Period ended
	Dec 31,	Dec 31,	Dec 31,	Dec 31,
(In millions)	2024	2023	2024	2023
Net income (loss)	$68.0	$(1.7)	$65.8	$5.8
Items Relating to Legacy Activities:
Pension charges	0.3	0.2	1.1	0.9

Items outside the normal course of business:
Cost of group restructure	2.3	—	5.1	3.6
Cost of group restatement	1.5	5.0	12.3	5.0
Stock-based Compensation related to group restructure	—	—	—	0.7

Upfront recognition of Stock-based Compensation expense	—	—	—	0.4
Effect of exchange rates on cash	2.3	(1.3)	0.7	(1.7)
Mark to market movement on currency deals	0.0	0.5	(0.5)	0.3
Deferred tax valuation	(69.5)	—	(69.5)	—
Other finance income	(0.2)	(0.1)	(0.5)	(0.4)
Tax Impact	0.0	0.6	(0.3)	0.2
Adjusted Net Income	$4.7	$3.3	$14.2	$14.8

Adjusted Net Income	£3.6	£2.7	£10.4	£11.9

Exchange Rate - $ to £	1.28	1.24	1.28	1.25

Weighted average number of shares outstanding– diluted	29,197,497	29,010,666	29,199,348	29,214,583

Adjusted Net Income per diluted share	$0.16	$0.11	$0.48	$0.51

PRO-RATED SEGMENT ADJUSTED EBITDA CONTRIBUTION

(in millions)

(Unaudited)

Three Months Ended December 31, 2024

	Gaming	Virtual Sports	Interactive	Leisure	Corporate Functions	Total

Total Revenue	$38.8	$10.1	$11.6	$22.5	$—	$83.0

Segment % of Total Revenue	46.7%	12.2%	14.0%	27.1%		100.0%

Adjusted EBITDA	$19.5	$7.2	$8.2	$5.2	$(9.2)	$30.9
Corporate allocation(1)	(4.3)	(1.1)	(1.3)	(2.5)	9.2	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$15.2	$6.1	$6.9	$2.7	$—	$30.9

Segment Contribution to Adjusted EBITDA	49.2%	19.8%	22.3%	8.7%		100.0%

(1)	Corporate allocation pro-rated by segment % of total revenue contribution

Three Months Ended December 31, 2023

	Gaming	Virtual Sports	Interactive	Leisure	Corporate Functions	Total

Total Adjusted Revenue	$39.3	$12.9	$8.0	$21.0	$—	$81.2

Segment % of Total Adjusted Revenue	48.4%	15.9%	9.9%	25.9%		100.0%

Adjusted EBITDA	$13.7	$10.1	$4.0	$3.3	$(5.8)	$25.3
Corporate allocation(1)	(2.8)	(0.9)	(0.6)	(1.5)	5.8	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$10.9	$9.2	$3.4	$1.8	$—	$25.3

Segment Contribution to Adjusted EBITDA	43.1%	36.4%	13.4%	7.1%		100.0%

(1)	Corporate allocation pro-rated by segment % of total Adjusted Revenue contribution

Twelve Months Ended December 31, 2024

	Gaming	Virtual Sports	Interactive	Leisure	Corporate Functions	Total

Total Revenue	$110.6	$45.4	$39.3	$101.8	$—	$297.1

Segment % of Total Revenue	37.2%	15.3%	13.2%	34.3%		100.0%

Adjusted EBITDA	$45.3	$36.1	$25.6	$23.3	$(30.2)	$100.1
Corporate allocation(1)	(11.3)	(4.6)	(4.0)	(10.3)	(30.2)	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$34.0	$31.5	$21.6	$13.0	$—	$100.1

Segment Contribution to Adjusted EBITDA	34.0%	31.5%	21.6%	12.9%		100.0%

(1)	Corporate allocation pro-rated by segment % of total revenue contribution

Twelve Months Ended December 31, 2023

	Gaming	Virtual Sports	Interactive	Leisure	Corporate Functions	Total

Total Adjusted Revenue	$111.9	$56.2	$27.9	$96.3	$—	$292.3

Segment % of Total Adjusted Revenue	38.3%	19.2%	9.5%	32.9%		100.0%

Adjusted EBITDA	$42.8	$47.6	$15.4	$19.4	$(26.0)	$99.2
Corporate allocation(1)	(10.0)	(5.0)	(2.5)	(8.5)	26.0	—
Segment-level Adjusted EBITDA including pro-rated corporate allocation	$32.8	$42.6	$12.9	$10.9	$—	$99.2

Segment Contribution to Adjusted EBITDA	33.1%	42.9%	13.0%	11.0%		100.0%

(1)	Corporate allocation pro-rated by segment % of total Adjusted Revenue contribution